EXHIBIT 99.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Vivienne Lee, with full authority to act, as the undersigned’s true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned’s capacity as a reporting person pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, of Value Partners Limited (the “Company”), Schedules 13D or 13G, and any amendments or joint filing agreements thereto, in accordance with Sections 13(d) and 13(g) of the Exchange Act, and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedules 13D or 13G, or any amendments or joint filing agreements thereto, and file such schedules, amendments and agreements with the United States Securities and Exchange Commission and any stock exchange or similar authority or organization; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by any of such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorney-in-fact may approve in the sole discretion of any of such attorney-in-fact.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorney-in-fact, or the substitute or substitutes of any of such attorney-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 13 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedules 13D or 13G with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 31 day of January, 2012.

Value Partners Limited

Signature:	/s/ Ho Man Kei

Print Name/Title: Ho Man Kei, Director